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                                                                  Exhibit 99.d.6


                         HIGHMARK SMALL CAP GROWTH FUND
                             SUB-ADVISORY AGREEMENT

This AGREEMENT is executed as of , 200__ and made effective as of ________________________, 2001 and made effective as of _________________, 2001, by and between HIGHMARK CAPITAL MANAGEMENT, INC. (the "Adviser") and NICHOLAS-APPLEGATE CAPITAL MANAGEMENT, a California limited partnership, which is an investment adviser registered under the laws of the United States as an investment adviser under the Investment Advisers Act of 1940 ("Sub-Adviser").

WHEREAS, the Adviser is the investment adviser for the HighMark Funds (the "Trust"), an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended ("'40 Act");

WHEREAS, Adviser's affiliate, Union Bank of California N.A., serves as Custodian for the HighMark Funds and provides certain other services for the Funds;

WHEREAS, SEI Investments Mutual Fund Services is Administrator and SEI Investment Distribution Co. is Distributor of the HighMark Funds
(collectively, the "SEI Companies"); and

WHEREAS, Adviser desires to retain Sub-Adviser as its agent to furnish investment sub-advisory services for certain assets of the Trusts Small Cap Growth Fund (the "Fund").

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. DEFINITIONS. As used herein, the following terms shall have the meanings set forth:.

1.1 "33 Act" shall mean the Securities Act of 1933, the rules and regulations issued thereunder, as they may be amended from time to time.

1.2 "40 Act" shall mean the Investment Company Act of 1940, the rules and regulations issued thereunder, as they may be amended from time to time.

1.3 "Administrator" and "Distributor" shall mean SEI Investments Mutual Fund Services and SEI Investments Distribution Co, respectively.

1.4 "Adviser" shall mean HighMark Capital Management, Inc.

1.5 "Adviser's Act" shall mean the Investment Adviser's Act of 1940 and the rules and regulations promulgated thereunder, as they may be amended from time to time

1.6 "Bank" shall mean Union Bank of California, NA., a national banking association organized under the laws of the United States.

1.7 "Sub-Adviser" shall mean Nicholas-Applegate Capital Management, a limited partnership

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formed under the laws of the State of California and registered as an investment adviser under the Investment Advisers Act of 1940.

2. APPOINTMENT. Adviser hereby appoints Sub-Adviser to provide certain sub-advisory services to the Fund for the period and on the terms set forth in this Agreement Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

3. DELIVERY OF DOCUMENTS. Adviser has furnished or will furnish Sub-Adviser with copies properly certified or authenticated of each of the following:

     (a) Copies of the Declarations of Trust establishing the HighMark Funds and the By-Laws of the Trust;

     (b) Resolutions of the Trust's Board of Trustees authorizing the appointment of Sub-Adviser and approving this Agreement;

     (c) The Trust's Registration Statement on Form N-1A under the `33 Act (File No. 33376887) and the `40 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Funds;

     (d) The Trust's most recent prospectus and Statement of Additional Information for the Small Cap Growth Fund (such prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectus"); and

     (e) Such other materials and documents as Sub-Adviser shall reasonably request.

Adviser will furnish Sub-Adviser with copies of all amendments of or supplements to the foregoing promptly following adoption of such amendments or supplements.

4.  MANAGEMENT:

4.1 Subject always to the supervision of the Trust's Board of Trustees and of Adviser, Sub Adviser will furnish an investment program in respect of, and make investment decisions for, the assets of the Fund entrusted to it hereunder. Sub-Adviser may place all orders for the purchase and sale of securities, on behalf of the Fund. Sub-Adviser is also authorized, subject to periodic approvals of authorized persons by the Board of Trustees, to instruct Custodian to settle trades executed on behalf of the Fund. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Fund, will monitor the Fund investments; and will comply with the provisions of the Trust's Declaration of Trust and By-Laws, as amended from time to time, and with the investment objectives, policies and restrictions of the Fund stated in the Fund Prospectus and compliance policies and procedures furnished to the Sub-Adviser by Adviser from time to time.

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4.2 Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund. Sub-Adviser shall also make it self reasonably available to the Trust's Board of Trustees at such times as the Board of Trustees shall request.

4.3 Sub-Adviser represents and warrants that it is and shall remain in compliance with all applicable United States Securities and Exchange Commission ("SEC") Rules and Regulations of the SEC pertaining to its investment advisory activities as amended from time to time and agrees that it:

     (a) will use at least the same skill and care in providing such services as it uses in providing services to fiduciary accounts in the United States for which it has investment responsibilities;

     (b) will maintain registration with the SEC as an investment adviser under the Advisers Act and will conform with all applicable laws, rules and regulations pertaining to its investment advisory activities;

     (c) will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In providing the Fund with investment supervision, the Sub-Adviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Sub-Adviser may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which the Sub-Advisers other clients may be a party. It is understood that it is desirable for the Fund that the Sub-Adviser have access to supplemental investment and market research and security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Sub-Adviser is authorized to place orders for the purchase and sale of securities for the Fund with such brokers, subject to such guidelines as shall be established by the Adviser and reviewed by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Sub-Adviser in connection with the Sub-Adviser's services to other clients.

On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients. In no instance will portfolio securities be purchased from or sold to Adviser, Sub-Adviser, the SEI Companies, or any affiliated person of any of the Trust, Adviser, the Sub-Adviser, or the SEI Companies that

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Adviser has identified to the Sub-Adviser in writing, except as may be permitted under the `40 Act.

     (d) will report regularly to Adviser and will make appropriate persons available for the purpose of reviewing at reasonable times the management of the Fund with representatives of Adviser and the Board of Trustees, including, without limitation, review of the general investment strategy of the Fund, the performance of the Fund in relation to standard industry indices which have been agreed upon between Adviser and Sub-Adviser and general conditions affecting the marketplace, and will provide various other reports from time to time as reasonably requested by Adviser,

     (e) will maintain books and records with respect to the Trust's securities transactions required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the`40 Act and will furnish Adviser and the Trust's Board of Trustees such periodic and special reports as the Adviser or Board of Trustees may request;

     (f) will act upon instructions from Adviser that are not inconsistent with the fiduciary duties undertaken hereunder, and

     (g) will treat confidentially and as proprietary information of the Trust all such records and other information relative to the Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

Sub-Adviser shall have the right to execute and deliver, or cause its nominee to execute and deliver, all proxies and notices of meetings and other notices affecting or relating to the securities of the Fund, and, unless otherwise notified in writing, to vote all proxies and take any other actions relating to the securities of the Fund including exercise of rights and acceptance of tender offers in accordance with any investment guidelines provided to Sub-Adviser by Adviser.

4.4 Sub-Adviser will diligently perform services as defined under this Agreement. However, Sub-Adviser makes no representations or guarantees whatsoever that the objective(s) of the Fund will be achieved or that the Fund will outperform its benchmark as set forth in Schedule B.

5. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the`40 Act, Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a 2 under the '40 Act the records required to be maintained by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of
Rule 31 a-1 under the '40 Act for the Fund. Sub Adviser may delegate its responsibilities under this Section to affiliates that perform custody and/or fund accounting services for the Fund, which delegation shall not, however, relieve the

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Sub-Adviser of its responsibilities under this paragraph 5.

6. INSURANCE. Adviser agrees to obtain and maintain on behalf of the Fund all necessary and appropriate insurance, including errors and omissions coverage.

7. EXPENSES. During the terms of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Trust, unless otherwise stated in this Agreement

8. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee, accrued daily and payable monthly, in accordance with Schedule A hereto. From time to time, Sub-Adviser may, in its sole discretion, agree to waive or reduce some or all of the compensation to which it is entitled under this Agreement.

9. SERVICES TO OTHERS. Adviser understands, and has advised the Trust's Board of Trustees, that Sub-Adviser now acts and may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser, sub-investment adviser, and/or administrator to other investment companies. Adviser has no objection to Sub-Adviser's acting in such capacities, as long as such services do not impair the services rendered to Adviser of the Trust. Adviser recognizes, and has advised the Trusts Board of Trustees that, in some cases, this procedure may adversely affect the size of the position that the Fund may obtain in a particular security. In addition, Adviser understands, and has advised the Trust's Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

10. LIMITATION OF LIABILITY. The Sub-Adviser shall not be liable for any error or judgment or for any loss suffered by the Fund or Adviser in connection with performance of its obligations under this Agreement or for having executed Adviser's instructions , except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the '40 Act), or a loss resulting from willful misfeasance, bad faith or gross negligence on the Sub-Adviser's part in the performance of its obligations or in failing to perform its obligations under this Agreement, except as may otherwise be provided under provisions of applicable state or federal law which cannot be waived or modified hereby.

11. INDEMNIFICATION. Adviser and Sub-Adviser each agree to indemnify the other against any claim against, loss or liability to, such other party (including reasonable attorneys' fees) arising out of any action on the part of the indemnifying party which constitutes willful misfeasance, bad faith or gross negligence.

12. DURATION AND TERMINATION. This Agreement will become effective as of the date hereof, provided that it has been approved by a vote of a majority of the outstanding voting

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securities of the Fund in accordance with the requirements under the '40 Act, and, unless sooner terminated as provided therein, will continue in effect for two (2) years.

Thereafter, if not terminated, this Agreement will continue in effect for the Fund for successive periods of 12 months, each ending on the day preceding the annual anniversary of the Agreement's effective date, provided that such continuation is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of the Trust, Sub-Adviser, or Adviser, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding Shares of the Fund.

Notwithstanding the foregoing, this Agreement may be terminated as to the Fund at any time, without the payment of any penalty, on sixty (60) day's written notice by the Adviser to Sub-Adviser. This Agreement may be terminated at any time, without the payment of any penalty, on 120 day's written notice by the Sub-Adviser to Adviser. This Agreement will immediately terminate in the event of its assignment (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meaning of such terms in the '40 Act)

13. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought

14. MUTUAL RECOGNITION. Each party hereby consents to the reasonable use of their name in marketing/client materials developed and distributed by or on behalf of the other party.

In addition, it is understood that each party's respective names or the name of any of their respective affiliates, or any derivative associated with those names, are the valuable property of such party and its affiliates and that each party to this Agreement has the right to use the other party's name(s) or derivative(s) in offering materials and sales literature so long as this Agreement is in effect. Upon termination of the Agreement, each party shall forthwith cease to r use such name(s) or derivative(s).

15. SUB-ADVISER INFORMATION. During the terms of this Agreement, Adviser agrees to furnish the Sub-Adviser at Sub-Advisers principal office all prospectuses, proxy statements, reports to stockholders, sales literature or other materials prepared for distribution to stockholders of the Fund, the Trust or the public that refer to the Sub-Adviser or its clients in any way prior to use thereof, and not to use material if the Sub-Adviser reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services and its clients. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this

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paragraph. Sales literature may be furnished to the Sub-Adviser by first-class or overnight mail, facsimile transmission equipment or hand delivery.

16. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

17. NOTICES. Sub-Adviser undertakes to promptly notify Adviser of any changes in its general partner(s). Further, any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed as set forth below.

                                TO ADVISER AT:
                                -------------
                                HighMark Capital Management, Inc.
                                475 Sansome Street
                                Post Office Box 45000
                                San Francisco, CA 94104
                                Attention: Clark Gates, President


                                TO THE SUB-ADVISER AT:
                                ---------------------
                                Nicholas-Applegate Capital Management
                                600 West Broadway, 29th Floor
                                San Diego, CA 921011
                                Attention: Director, Client Service/Marketing Copy to: James T. Mccomsey
                                Vice President - Business Development
                                Blake Moore
                                General Counsel

                                TO THE TRUST OR THE FUND AT:
                                ----------------------------
                                HighMark Funds
                                c/o SEI Investments Fund Resources
                                and SEI Investments Distribution Co.
                                One Freedom Valley Rd.
                                Oaks, Pennsylvania 19456
                                Attention: Legal Department

Parties agree that they shall not be bound by the terms of any changes in policies, procedures, or contracts until notice has been received as set forth in this Agreement.

18. BROCHURE REVIEW. Adviser has received from Sub-Adviser and reviewed the disclosure statement or brochure required to be delivered pursuant to Rule 204-3 of the 40 Act (the Brochure, which Brochure was received and reviewed by Adviser more than 48 hours prior to entering this Agreement

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19. CHANGE OF LAW. Where the effect of a requirement of the '40 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

20. MISCELLANEOUS.

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and will be governed by the laws of the Commonwealth of Massachusetts.

The name "HighMark Funds" and "Trustees of the HighMark Funds" refer, respectively, to the Trust created by, and the Trustees as trustees (but not individually or personally), acting from time to time under, the Declaration of the Trust, to which reference is hereby made and copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "HighMark Funds" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and persons dealing with the Funds must look solely to the assets of the Trust belonging to such Funds for the enforcement of any claims against the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officer designated below as of the day and year first above written.

HIGHMARK CAPITAL MANAGEMENT, INC.         NICHOLAS-APPLEGATE CAPITAL
                                          MANAGEMENT

By:                                       By:
   ------------------------------            ------------------------------
Name: Clark Gates                         Name:
                                               ----------------------------
Title: President                          Title:
                                                ---------------------------

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                                   SCHEDULE A

HIGHMARK SMALL CAP GROWTH FUND

Advisory Fee: 95 b.p.

Sub-Advisory Fee:            65 b.p. on the first $900 million
                             60 b.p. on the next $100 million
                             55 b.p. on the next $100 million
                             50 b.p. on assets over $300 million

The Sub-Advisory fee shall be payable out of the Advisory fee
























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                                    SCHEDULE B

SUB-ADVISER PERFORMANCE STANDARDS

Outperform the Russell 2000 Growth Index and perform in the top 30% of the Morningstar small cap growth fund universe.

Sub-Adviser will diligently perform services as defined under this Agreement. However, sub-Adviser makes no representations or guarantees whatsoever that the objective of the Fund will be achieved or that the Fund will outperform its benchmark as set forth above.

























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